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                                                                      EXHIBIT 12

                                                        NO. OF SHARES: 1,100,000
                                                                       ---------

                            QUESTRON TECHNOLOGY, INC.

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT made as of March 29, 1999, between QUESTRON TECHNOLOGY, INC., a Delaware corporation (`Company") and Dominic A. Polimeni ("Executive").

1.       GRANT OF OPTION

         The Company, effective March 29, 1999 ("Date of Grant") hereby grants to the Executive the option to purchase all or any part of an aggregate of 1,100,000 shares of common stock, par value $0.001 per share, of Questron ("Common Stock") on the terms and conditions herein set forth ("Option").

2.       PURCHASE PRICE

         The purchase price of the shares of Common Stock subject to the Option shall be $4.50 per share ("Exercise Price per Share"), purchasable as set forth in and subject to the terms and conditions of this agreement.

3.       TERMS OF OPTION

         A. VESTING AND EXERCISABILITY OF OPTION. The Option shall vest and become exercisable immediately as of the date hereof. The Option entitles Executive to purchase, in whole at any time or in part from time to time, the shares of Common Stock subject to the Option, provided Executive is continuously employed by Employer. Notwithstanding the foregoing, the Option shall not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all other applicable laws and regulations (including state securities laws) and the requirements of any securities exchange or interdealer quotation system on which the shares of Common Stock may be listed or included for quotation.

         B. EXPIRATION DATE. Except as otherwise provided in this Section 3, the Option may not be exercised after March 29, 2009; PROVIDED, HOWEVER, if Executive terminates his employment with Employer or Employer terminates Executive's employment other than for Cause (as defined herein) prior to such date, any unexercised portion of the Option shall be terminated sixty
                  (60) days after the date of termination of Executive's employment with Employer. If Executive's employment is terminated by Employer or Cause, any unexercised portion of the Option shall terminate immediately.

         C. EXERCISE PROCEDURE. Subject to the conditions set forth in this Section 3, the Option shall be exercised by Executive's delivery of written notice of exercise to the Secretary of Questron, specifying the number of shares of Common Stock to be purchased and the Exercise Price per Share to be paid therefor and accompanied by payment in accordance with Section 3D hereof. Executive may purchase less than the total number of shares of Common Stock covered hereby, provided that no exercise of less than all the Option may be for less than 100 whole shares of Common Stock.

         D. PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price for shares of Common Stock purchases upon exercise of an Option shall be made by delivery to Questron of the "Exercise Price," payable in cash (by certified check), or any other method that is specifically authorized by Questron on or before the time of exercise. For purposes of this Agreement, the term "Exercise Price" shall mean the number of shares of Common Stock being purchased by Executive pursuant to the exercise of the Option multiplied by the Exercise Price per Share.



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         E.       DELIVERY OF SHARES OF COMMON STOCK. Questron shall (subject to the foregoing), upon payment of the Exercise Price per Share for the number of shares of Common Stock purchased and paid for, make prompt delivery of such shares of Common Stock to Executive. No shares of Common Stock shall be issued and delivered upon exercise of an Option unless and until, in the opinion of counsel for Questron, there shall have been full compliance with any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange or interdealer quotation system on which stock of the same class is then traded or included for quotation, and any other requirements of law, including state securities laws, or of any regulatory bodies having jurisdiction over such issuance and delivery. As a condition to the exercise of this Option, Questron may require Executive to make such representations and warranties to Questron as may be required to determine whether such exercise would constitute a violation of any applicable law or regulation. If it is determined pursuant to this Section 3 that an Option may not be exercised, then Questron must return to Executive, within one (1) business day, any payment made by Executive to Questron with respect to such Option.

         E. NON-TRANSFERABILITY OF OPTION. The Options are personal and no rights granted in connection with the Option may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon any Option or such rights, this Options granted hereunder and all such rights shall, at the election of Questron, become null and void. Notwithstanding the foregoing, and to the extent that any such transfer is in accordance with all applicable federal and state securities laws, Executive shall be allowed to transfer the Option to a trust for the sole benefit of Executive and/or members of Executive's immediate family (a "Permitted Transfer"); PROVIDED, HOWEVER, that prior to making any Permitted Transfer, Executive shall notify the Company in writing of such proposed Permitted Transfer and such proposed Permitted Transfer shall not be effective until Executive and the proposed transferee shall have executed whatever documentation Employer may deem appropriate to reflect the foregoing.

         F. RIGHTS AS A STOCKHOLDER. Executive shall have no rights as a stockholder with respect to any shares of Common Stock which may be purchased by exercise of the Option unless and until a certificate representing such shares is duly issued to Executive. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on such stock certificate.

         G. RECAPITALIZATION. In the event that the outstanding shares of Common Stock of Questron are changed into or exchanged for a different number or kind of shares or other securities of Questron by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, Questron shall make an appropriate and proportionate adjustment in the number, kind, and Exercise Price per Share, of shares or other securities subject to the unexercised Option or portions thereof granted prior to such adjustment.

         H. REORGANIZATION. In the event that there is a reorganization or liquidation of Questron, prior to the expiration date of the Option, Questron shall, with respect to the Option or any unexercised portion hereof, as to outstanding Options, either
                  (A) in the case of a merger, consolidation or reorganization of Questron, make appropriate provision for the protection of any such outstanding Options by the substitution on an equivalent basis of appropriate stock of Questron, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of Common Stock of Question (provided that no additional benefits shall be conferred upon Executive as a result of such substitution), or
                  (B) upon written notice to Executive, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated, or (C) upon written notice to Executive, provide that all unexercised Options shall be purchased by Questron or its successor within a specified number of days of the date of such notice at a purchase price per share equal to the difference between the transaction value per share over the Exercise Price per Share of the Option. Any Option or portion thereof purchased by Questron in this manner shall be canceled and shall have no further force or effect.




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         I.       WITHHOLDING TAXES. Questron's obligation to deliver shares of
                  Common Stock upon the exercise of an Option shall be subject to Executive's satisfaction of all applicable federal, state and local income and employment tax withholding requirements with respect to the Option. In satisfaction of such tax withholding requirements, Executive may make a written election, which may be accepted or rejected in the discretion of Employer, to have withheld a portion of the shares of Common Stock issuable to him upon exercise of the Option, having an aggregate fair market value, on the date preceding the date of such issuance, equal to the amount of the tax withholding requirements.

4.       EXECUTIVE'S REPRESENTATIONS

         Executive hereby:

                  A. represents and warrants that the Option and any shares of Common Stock issuable upon exercise thereof (together, the "Securities") are being acquired as an investment and not with a view to the distribution thereof;

                  B. acknowledges that none of the Securities have been registered under the Securities Act, in reliance on an exemption therefrom, and that none of the Securities have been approved or disapproved by the United States Securities and Exchange Commission or by any other Federal or state agency; and

                  C. acknowledges that none of the Securities can be sold, transferred or assigned unless registered by Questron (which Executive has the right to compel) pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for Executive to liquidate its investment in the Securities, and agrees not to sell, assign or otherwise transfer or dispose of the Securities unless such Securities have been so registered or an exemption from registration is available.

5.       LEGEND ON STOCK CERTIFICATE

         Executive understands that, any shares of Common Stock acquired upon exercise of an Option may not have been registered under the Securities Act nor the securities laws of any state. Accordingly, unless all such registrations are then in effect, all stock certificates representing shares of Common Stock issued to Executive upon exercise of an Option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT') OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (11) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (111) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."




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6.       ACCEPTANCE OF PROVISIONS

         The execution of this Agreement by the Executive shall constitute the Executive's acceptance of an agreement to all of the terms and conditions of this Agreement.

7.       NOTICES

         All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail or (ii) first class registered or certified mail, return receipt requested. Except as otherwise provided in Section 3 hereof, on the exercise, in whole or in part, of the Option, any such communication shall be deemed to have been given on the date of receipt in the cases referred to in clause (i) of the preceding sentence and on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its principal office at the address first set forth above, and to the Executive at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

8.       MISCELLANEOUS

         This Agreement contains a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to the agreements made and to be performed exclusively in Delaware. The headings of this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

                                       QUESTRON TECHNOLOGY, INC.



                                       By: /s/ Milton M. Adler
                                           -------------------------------------
                                               Milton M. Adler
                                               Secretary


                                       EXECUTIVE



                                       By: /s/ Dominic A. Polimeni
                                           -------------------------------------
                                               Dominic A. Polimeni